Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.272.4010

Cell Therapeutics Provides Monthly Information

at Request of CONSOB

March 24, 2010 Seattle — Cell Therapeutics, Inc. (the “Company” or “CTI”) (NASDAQ and MTA: CTIC) is providing the information herein pursuant to a request from the Italian securities regulatory authority, CONSOB, pursuant to Article 114, Section 5 of the Unified Financial Act, that the Company issue at the end of each month a press release providing a monthly update of certain information relating to the Company’s management and financial situation. However, the Company also directs its Italian shareholders to the Italian language section of its website at www.celltherapeutics.com/italiano, where more complete information about the Company and its products and operations, including press releases issued by the Company, as well as the Company’s U.S. Securities and Exchange (“SEC”) filings and the Listing Prospectus authorized to be published by CONSOB, can be found. The information provided below is qualified in its entirety by reference to such information.

Please note that all the information disclosed in this press release primarily refers to the period February 1, 2010 through February 28, 2010 except as otherwise expressly noted.

Provisional financial information as of February 28, 2010 and EBITDA

The following information concerns the Company’s provisional (unaudited) results for the month ended February 28, 2010.

Such financial information represents estimates that are based on assumptions the occurrence of which depends on circumstances relating to the Company and the macroeconomic situation, and which assumptions might or might not occur.

The following table reports the Estimated Indication of a few relevant items referring to the statements of operations for the month ended February 28, 2010:

Estimated financial data of the Company for the month ended February 28, 2010

The estimated and unaudited financial data of the Company as of February 28, 2010 compared with those for the previous month are shown below (amounts in thousands of U.S. dollars):

	January 31, 2010	February 28, 2010
Net revenue	$7	$6
Operating income (expense)	$(8,344)	$(7,451)
Profit /(Loss) from operations	$(8,337)	$(7,445)

Other income (expenses), net	$(274)	$16
Preferred Stock:
- Deemed Dividend	$—	$—
EBITDA	$(8,611)	$(7,429)

Depreciation and amortization	$(119)	$(119)
Amortization of debt discount and issuance costs	$(30)	$(27)
Interest expense	$(256)	$(251)

Net profit /(loss) attributable to common shareholders	$(9,016)	$(7,826)

www.CellTherapeutics.com

Estimated Research and Development expenses were $2.2 million and $2.6 million for the months of January 2010 and February 2010, respectively.

Net financial indebtedness

The following table reports the estimated and unaudited net financial indebtedness of the Company as of January 31, 2010 and February 28, 2010, including the separate indication of the total financial needs, regarding debts expiring less than 12 months ahead (current portion). The relevant financial data are compared with those for the previous month (amounts in thousands of U.S. dollars).

Net Financial Standing	January 31, 2010	February 28, 2010
Cash and cash equivalents	$58,740	$51,373
Long term obligations, current portion	$(1,302)	$(1,272)
Senior subordinated notes	$(40,363)	$(40,363)
Net Financial Standing, current portion	$17,075	$9,738

Long term obligations, less current portion	$(1,804)	$(1,756)
Convertible senior notes	$(21,779)	$(21,779)
Net Financial Standing, less current portion	$(23,583)	$(23,535)
Net Financial Indebtedness	$(6,508)	$(13,797)

The total estimated and unaudited net financial position of the Company as of February 28, 2010 is approximately a negative $13,797 (in thousands of U.S. dollars).

The Company’s 4% Convertible Senior Subordinated Notes with redemption date of July 1, 2010 come due within the next twelve months.

The Company had no debt that matured during the month of February 2010.

www.CellTherapeutics.com

Outstanding notes and preferred shares

The following table discloses information on the Company’s convertible notes as of February 28, 2010, compared with the same information as of January 31, 2010:

Convertible Notes– February 28, 2010

Description	Maturity/ Redemption Date	Principal/ Aggregated Stated Value Outstanding as of January 31, 2010	Number of Common Stock Reserve as of January 31, 2010	Principal/ Aggregated Stated Value Outstanding as of February 28, 2010	Number of Common Stock Reserve as of February 28, 2010
4% Convertible Senior Subordinated Notes	1-Jul-10	$40,363,000	74,746	$40,363,000	74,746

7.5% Convertible Senior Notes	30-Apr-11	$10,250,000	122,620	$10,250,000	122,620

5.75% Convertible Senior Notes	15-Dec-11	$10,913,000	363,766	$10,913,000	363,766

Totals		$61,526,000	561,132	$61,526,000	561,132

The Company had no outstanding preferred shares as of January 31, 2010 and February 28, 2010.

Regulatory Matters and Products in Development

In a press release issued on February 9, 2010, the Company announced that the FDA informed the Company that due to severe weather conditions in the Washington, D.C. area, the FDA postponed the Oncologic Drugs Advisory Committee (“ODAC”) meeting that was to be held on Wednesday, February 10, 2010 to discuss the pixantrone New Drug Application (“NDA”). In such regard, on February 10, 2010, the Company issued a press release in Italy disclosing certain information regarding the briefing documents circulated by the FDA in relation to the approval process for pixantrone, as well as an executive summary of the document prepared by the Company and posted on the FDA’s website regarding the pixantrone NDA. On March 1, 2010, the Company announced that the ODAC meeting was rescheduled to March 22, 2010. On March 8, 2010, the Company announced that the FDA completed its inspection of the facility at NerPharMa (a pharmaceutical manufacturing company belonging to Nerviano Medical Sciences Srl, in Nerviano, Italy), which manufactures the Company’s drug pixantrone and has found the site in compliance and acceptable for continued manufacturing of the drug product. On March 22, 2010, the Company announced that the FDA’s ODAC panel voted unanimously that clinical trial data was not adequate to support approval of pixantrone for patients with relapsed or refractory aggressive NHL. The FDA is not bound by the recommendations of its advisory committee and the agency is expected to make a decision whether to approve pixantrone for this use by April 23, 2010.

On March 4, 2010, the Company announced that it had received a statement on March 1, 2010 from the Gynecologic Oncology Group (GOG) leadership that the phase III GOG-212 clinical trial of the Company’s OPAXIO(TM) used as maintenance therapy for ovarian cancer remains a high priority and enrollment will continue.

www.CellTherapeutics.com

Corporate Transactions and Assignment of Assets

With respect to the period from February 1, 2010 through February 28, 2010, the Company has no additional information to disclose to the market.

Exchange Listing Matters

The Company has no information to disclose related to exchange listing matters.

Update on Outstanding Shares

The number of shares of the Company’s common stock, no par value (the “Common Stock”) issued and outstanding as of January 31, 2010 and February 28, 2010 were 615,643,575 and 616,116,231, respectively.

During the month of February 2010, the following transactions contributed to the change in the number of shares of the Company’s outstanding Common Stock:

•	the issuance of 507,656 shares of Common Stock in connection with the exercise of common stock warrants; and

•	the cancellation of 35,000 shares of Common Stock under the Company’s 2007 Equity Incentive Plan, as amended and restated.

The Company is not aware of any agreement for the resale of its shares of Common Stock on the Mercato Telematico Azionario (MTA) nor of the modalities by means of which shares of Common Stock were or will be resold.

Debt Restructuring Program

With respect to the period from February 1, 2010 through February 28, 2010, the Company has no information to disclose to the market.

The Company, in February 2010, neither issued any new debt instruments nor bought any debt instruments already issued by the Company.

The Company believes it is in compliance with the covenants on each series of its outstanding convertible notes.

Information about the capacity of the Company to sustain its financial needs

As disclosed in this press release, the Company had approximately $51.4 million in cash and cash equivalents as of February 28, 2010.

www.CellTherapeutics.com

On January 4, 2010 and February 5, 2010, the Company published in Il Sole 24 Ore, an Italian newspaper, and on the Company’s website the preliminary notice of call and definitive notice of call, respectively, for the forthcoming special meeting of shareholders of the Company, which is expected to be held on April 9, 2010 (the “Special Meeting”). One of the proposals being voted on at the Special Meeting is the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company from 810,000,000 to 1,210,000,000 and to increase the number of authorized shares of Common Stock of the Company from 800,000,000 to 1,200,000,000. Since presently most of the Company’s currently authorized Common Stock has been issued or is reserved for issuance upon exercise or conversion of existing derivative securities, the aforesaid increase in the number of authorized shares of Common Stock is intended to allow the Company to potentially raise additional financing amounts as needed to continue to fund its operations. For more information about the Special Meeting, please refer to the notice of call and proxy statement that is available on the Company’s website.

About Cell Therapeutics, Inc.

Headquartered in Seattle, the Company is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect future results and the trading price of the Company’s securities. Specifically, the risks and uncertainties that could affect the development of pixantrone include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general, and with pixantrone in particular, including, without limitation, the potential failure of pixantrone to prove safe and effective for the treatment of relapsed or refractory aggressive NHL as determined by the FDA. Further risks and uncertainties that the Company continues to have a substantial amount of debt outstanding and the quarterly interest expense associated with the debt is significant; the Company’s operating expenses continue to exceed its net revenues; that the Company may not be able to further reduce its operating expenses; that the Company will continue to need to raise capital to fund its operating expenses and may not be able to raise sufficient amounts to fund its continued operation; that the Company may not obtain approval of its shareholders at the Special Meeting to amend to the Company’s Amended and Restated Articles of Incorporation; that the information presented herein with respect to the Company’s convertible notes may differ materially from the information presented by the Company with respect to its convertible notes and convertible preferred stock prepared in accordance with U.S. GAAP in its periodic reports on Form 10-K and Form 10-Q; as well as other risks listed or described from time to time in the Company’s most recent filings with the SEC on Forms 10-K, 10-Q and 8-K. Except as required by law, the Company does not intend to update any of the statements in this press release upon further developments.

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Media Contact:

Cell Therapeutics, Inc.

Dan Eramian

T: 206.272.4343

C: 206.854.1200

Lindsey Jesch

T : 206.272.4347

F : 206.272.4434

E: deramian@ctiseattle.com

www.CellTherapeutics.com/press_room

Investors Contact:

Cell Therapeutics, Inc.

Ed Bell

T: 206.272.4345

F: 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors

www.CellTherapeutics.com